Exhibit 99.1

Magnachip Reports Results for Third Quarter 2026

Q3 Results Summary

•
Consolidated revenue from continuing operations (which includes Power Analog Solutions (“PAS”) and Power IC (“PIC”) businesses) was $44.0 million, within the guidance range of $41.5 million to $45.5 million.
•
Consolidated gross profit margin from continuing operations of 14.0% was below the guidance range of 17.0% to 19.0%, primarily due to unfavorable foreign exchange movements.

Recent Highlights

•
Announced a $5 million strategic equity investment by Navitas Semiconductor, further strengthening the companies' partnership to develop differentiated next-generation power semiconductor solutions.
•
Launched 15 new sixth-generation E6 Super-Junction MOSFETs targeting TVs, notebook adapters, PC power supplies and other consumer and industrial power applications.
•
Continued execution of its new-generation power semiconductor roadmap, expanding its portfolio of products to strengthen competitiveness, increase profitability, and address new market opportunities.

SEOUL, South Korea, Nov. 4, 2026 – Magnachip Semiconductor Corporation (NYSE: MX) (“Magnachip” or the “Company”) today announced financial results for the third quarter 2026.

“While headwinds to our near-term financial performance remain, I am encouraged by the progress we are making in transforming Magnachip,” said Chae Lee, Chief Executive Officer of Magnachip. “We have significantly accelerated new-generation product development, established a clear roadmap for differentiated solutions, and strengthened our strategic partnership with Navitas Semiconductor. Our objective is to move beyond competing primarily on price to delivering innovative power semiconductor solutions that address increasingly complex customer requirements. Although this transformation will take time, I believe we are building the foundation for stronger competitive positioning, sustainable growth and improved profitability.”

Q3 2026 Financial Highlights
	In thousands of U.S. dollars, except per-share data
	GAAP
	Q3 2026	Q2 2026	Q/Q change(1)	Q3 2025	Y/Y change(1)
Net Sales	43,978	44,704	−1.6%	45,946	−4.3%
Power Analog Solutions	39,636	40,574	−2.3%	41,548	−4.6%
Power IC	4,342	4,130	+5.1%	4,398	−1.3%
Gross Profit Margin	14.0%	19.3%	−5.3 pp	18.6%	−4.6 pp
Power Analog Solutions	10.7%	17.2%	−6.5 pp	16.0%	−5.3 pp
Power IC	45.0%	40.9%	+4.1 pp	43.2%	+1.8 pp
Operating Loss	(12,880)	(9,976)	−29.1%	(11,538)	−11.6%
Loss from Continuing Operations	(13,286)	(7,601)	−74.8%	(10,609)	−25.2%
Basic Loss per Common Share	(0.36)	(0.21)	−71.4%	(0.29)	−24.1%
Diluted Loss per Common Share	(0.36)	(0.21)	−71.4%	(0.29)	−24.1%

	In thousands of U.S. dollars, except per-share data
	Non-GAAP(2)
	Q3 2026	Q2 2026	Q/Q change(1)	Q3 2025	Y/Y change(1)
Adjusted Operating Loss	(8,593)	(6,976)	−23.2%	(7,421)	−15.8%
Adjusted EBITDA	(3,496)	(4,219)	+17.1%	(3,964)	+11.8%
Adjusted Loss	(10,732)	(4,901)	−119.0%	(390)	NM
Adjusted Loss per Common Share—Diluted	(0.29)	(0.13)	−123.1%	(0.01)	NM

NM = Not Meaningful.

(1)
For financial metrics presented as negative amounts, negative percentage changes indicate a deterioration in financial performance, while positive percentage changes indicate an improvement.
(2)
Management believes that non-GAAP financial measures, when viewed in conjunction with GAAP results, can provide a meaningful understanding of the factors and trends affecting our business and operations and assist in evaluating our core operating performance. However, such non-GAAP financial measures have limitations and should not be considered as a substitute for net loss or as a better indicator of our operating performance than measures that are presented in accordance with GAAP. Reconciliations of non-GAAP financial measures to their most directly comparable GAAP measures are included in this press release.

Q4 2026 Financial Guidance

While actual results may vary, Magnachip currently expects the following:

•
Consolidated revenue from continuing operations (which includes Power Analog Solutions and Power IC businesses) to be in the range of $41.0 million to $45.0 million reflecting the typical seasonal softness in the fourth quarter. At the midpoint, this represents a decrease of 2.2% sequentially and an increase of 6.0% year-over-year, compared with $44.0 million in Q3 2026 and $40.6 million in Q4 2025.
•
Consolidated gross profit margin from continuing operations to be in the range of 10% to 12%, compared with 14.0% in Q3 2026 and 9.3% in Q4 2025. The sequential decline is primarily due to lower utilization resulting from a power shutdown in the fab due to a substation upgrade and appreciation of Korean Won.

“Third quarter revenue was within our guidance range, although gross profit margin was below our expectations, primarily due to unfavorable foreign exchange movements,” said Shinyoung Park, Chief Financial Officer of Magnachip. “Looking at next quarter, despite headwinds on legacy products, foreign exchange volatility and the impact of the recently completed electrical substation upgrade, we remain focused on managing costs and maintaining the financial flexibility necessary to support our strategic transformation. With approximately $87 million in cash at quarter-end, we believe we are well-positioned to continue investing selectively in the technologies and products that will drive our long-term competitiveness.”

Q3 2026 Earnings Conference Call

Magnachip will host a corresponding conference call at 2:00 p.m. PT / 5:00 p.m. ET on Wednesday, Nov. 4, 2026, to discuss its financial results. In advance of the conference call, all participants must use the following link to complete the online registration process. Upon registering, each participant will receive access details for this event including the dial-in numbers, a PIN number, and an e-mail with detailed instructions to join the conference call. A live and archived webcast of the conference call and a copy of the earnings release will be accessible from the ‘Investors’ section of the Company’s website at https://www.magnachip.com/.

Online registration: https://register-conf.media-server.com/register/BIb7bc88dc0e614425b5ba968a42e2ba5c

Safe Harbor for Forward-Looking Statements

Information in this press release regarding Magnachip’s forecasts, business outlook, expectations and beliefs are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. These statements include expectations regarding our financial performance and business outlook, including fourth quarter 2026 revenue and gross profit margin, future growth and revenue opportunities, strategic relationships, product development and commercialization, and other future events. All forward-looking statements included in this release are based upon information available to Magnachip as of the date of this release. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Factors that could cause or contribute to such differences include, among others: changes in macroeconomic conditions, trade policies, geopolitical conditions and market conditions; manufacturing capacity constraints, supply chain disruptions and changes in customer demand; the impact of competitive products and pricing; our ability to establish, maintain and expand strategic relationships with customers and business partners, and to realize the anticipated benefits of those relationships; customer acceptance of our products and technologies; our ability to develop, introduce and ramp new products into volume production; changes in semiconductor industry supply and demand, including overcapacity and manufacturing utilization; financial stability in foreign markets and the impact of foreign exchange rates; unanticipated costs and expenses; changes in, or compliance with, applicable trade, export and other laws and regulations; public health issues; the effects of the electrical substation upgrade at our Gumi fabrication facility, including on fab utilization and yields; other business interruptions; and other risks described in Magnachip's filings with the SEC, including our Annual Report on Form 10-K filed on March 16, 2026 and our subsequent Quarterly Reports on Form 10-Q. Magnachip assumes no obligation and does not intend to update the forward-looking statements provided, whether as a result of new information, future events or otherwise.

About Magnachip Semiconductor

Magnachip is a designer and manufacturer of analog and mixed-signal power semiconductor platform solutions for various applications, including industrial, automotive, communication, consumer and computing. The Company provides a broad range of standard products to customers worldwide. Magnachip, with about 45 years of operating history, owns a substantial number of registered patents and pending applications, and has extensive engineering, design and manufacturing process expertise. For more information, please visit www.magnachip.com.

CONTACT:

Mike Bishop

Bishop IR, LLC

Tel. +1 (415) 891-9633

mike@bishopir.com

MAGNACHIP SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands of U.S. dollars, except share data)

(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2026	June 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
Net sales	43,978	44,704	45,946	134,890	138,290
Cost of sales	37,801	36,056	37,405	112,871	110,675
Gross profit	6,177	8,648	8,541	22,019	27,615
Gross profit as a percentage of net sales	14.0%	19.3%	18.6%	16.3%	20.0%
Operating expenses:
Selling, general and administrative expenses	8,779	8,747	8,312	25,192	26,491
Research and development expenses	8,357	7,896	7,773	22,951	19,698
Early termination and other charges	1,921	1,981	3,994	3,902	4,840
Total operating expenses	19,057	18,624	20,079	52,045	51,029
Operating loss	(12,880)	(9,976)	(11,538)	(30,026)	(23,414)
Interest income	893	949	1,255	2,905	4,117
Interest expense	(317)	(320)	(469)	(1,010)	(1,265)
Foreign currency gain (loss), net	1,811	(526)	(4,280)	1,170	6,112
Other income, net	2,078	286	253	2,354	284
Loss from continuing operations before income tax expense (benefit), net	(8,415)	(9,587)	(14,779)	(24,607)	(14,166)
Income tax expense (benefit), net	4,871	(1,986)	(4,170)	977	(8,709)
Loss from continuing operations	(13,286)	(7,601)	(10,609)	(25,584)	(5,457)
Income (Loss) from discontinued operations, net of tax	743	2,786	(2,481)	3,579	(16,188)
Net loss	$(12,543)	$(4,815)	$(13,090)	$(22,005)	$(21,645)
Basic earnings (loss) per common share—
Continuing operations	$(0.36)	$(0.21)	$(0.29)	$(0.70)	$(0.15)
Discontinued operations	0.02	0.08	(0.07)	0.10	(0.45)
Total	$(0.34)	$(0.13)	$(0.36)	$(0.60)	$(0.60)
Diluted earnings (loss) per common share—
Continuing operations	$(0.36)	$(0.21)	$(0.29)	$(0.70)	$(0.15)
Discontinued operations	0.02	0.08	(0.07)	0.10	(0.45)
Total	$(0.34)	$(0.13)	$(0.36)	$(0.60)	$(0.60)
Weighted average number of shares—
Basic	36,649,278	36,454,812	35,934,406	36,504,776	36,298,491
Diluted	36,649,278	36,454,812	35,934,406	36,504,776	36,298,491

MAGNACHIP SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands of U.S. dollars, except share data)

(Unaudited)

	September 30, 2026	December 31, 2025
Assets
Current assets
Cash and cash equivalents	$86,911	$103,756
Accounts receivable, net	24,870	26,022
Inventories, net	40,444	34,151
Other receivables	4,830	2,882
Prepaid expenses	4,723	5,062
Hedge collateral	—	1,200
Other current assets	7,500	3,782
Total current assets	169,278	176,855
Property, plant and equipment, net	103,381	100,204
Operating lease right-of-use assets	1,377	2,070
Intangible assets, net	460	454
Long-term prepaid expenses	564	584
Deferred income taxes	62,086	64,248
Other non-current assets	6,644	7,114
Total assets	$343,790	$351,529
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$19,513	$20,848
Other accounts payable	4,402	11,444
Accrued expenses	7,066	6,929
Accrued income taxes	17	81
Operating lease liabilities	1,206	1,427
Current portion of long-term borrowings	29,998	—
Other current liabilities	1,682	2,681
Total current liabilities	63,884	43,410
Long-term borrowings	17,112	44,599
Accrued severance benefits, net	14,429	11,502
Non-current operating lease liabilities	212	690
Other non-current liabilities	2,737	3,078
Total liabilities	98,374	103,279
Commitments and contingencies
Stockholders’ equity
Common stock, $0.01 par value, 150,000,000 shares authorized, 59,849,913 shares issued and 38,041,317 outstanding at September 30, 2026 and 58,027,696 shares issued and 36,219,100 outstanding at December 31, 2025	598	579
Additional paid-in capital	290,472	281,537
Retained earnings	192,847	214,852
Treasury stock, 21,808,596 shares at September 30, 2026 and 21,808,596 shares at December 31, 2025, respectively	(229,910)	(229,910)
Accumulated other comprehensive loss	(8,591)	(18,808)
Total stockholders’ equity	245,416	248,250
Total liabilities and stockholders’ equity	$343,790	$351,529

MAGNACHIP SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands of U.S. dollars)

(Unaudited)

	Three Months Ended	Nine Months Ended
	September 30, 2026	September 30, 2026	September 30, 2025
Cash flows from operating activities
Net loss	$(12,543)	$(22,005)	$(21,645)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	2,951	8,588	9,938
Provision for severance benefits	1,273	3,611	2,868
Gain on foreign currency, net	(11,183)	(5,305)	(10,612)
Provision (reversal) for inventory reserves	845	(379)	1,919
Stock-based compensation	2,366	4,028	1,615
Impairment charges	—	—	12,424
Gain from disposal of investment securities	(2,146)	(2,146)	—
Deferred income taxes	5,428	5,436	(569)
Others, net	25	153	220
Changes in operating assets and liabilities
Accounts receivable, net	1,018	2,036	(7,610)
Inventories	(2,289)	(3,509)	(7,131)
Other receivables	(731)	(1,977)	(1,287)
Prepaid expenses	324	1,704	5,325
Other current assets	(329)	(3,211)	(3,247)
Accounts payable	(1,684)	(1,103)	641
Other accounts payable	(530)	(6,220)	(6,803)
Accrued expenses	(1,464)	(177)	1,925
Accrued income taxes	(22)	(63)	(16)
Other current liabilities	433	593	(323)
Other non-current liabilities	23	423	(48)
Payment of severance benefits	(195)	(884)	(10,669)
Others, net	224	(745)	3,446
Net cash used in operating activities	(18,206)	(21,152)	(29,639)
Cash flows from investing activities
Proceeds from settlement of hedge collateral	5,335	9,669	2,237
Payment of hedge collateral	(665)	(8,493)	—
Proceeds from disposal of property, plant and equipment	—	49	554
Purchase of property, plant and equipment	(2,322)	(7,566)	(19,739)
Payment for intellectual property registration	(53)	(120)	(182)
Proceeds from sale of investment securities	2,157	2,157	—
Collection of guarantee deposits	4	2,030	4,274
Payment of guarantee deposits	(284)	(442)	(355)
Others, net	—	—	180
Net cash provided by (used in) investing activities	4,172	(2,716)	(13,031)
Cash flows from financing activities
Proceeds from long-term borrowings	—	—	10,611
Proceeds from issuance of common stock	4,859	4,925	—
Acquisition of treasury stock	—	(201)	(4,340)
Repayment of financing related to water treatment facility arrangement	(113)	(330)	(341)
Repayment of principal portion of finance lease liabilities	(33)	(99)	(121)
Net cash provided by financing activities	4,713	4,295	5,809
Effect of exchange rates on cash and cash equivalents	8,296	2,728	6,256
Net decrease in cash and cash equivalents	(1,025)	(16,845)	(30,605)
Cash and cash equivalents
Beginning of the period	87,936	103,756	138,610
End of the period	$86,911	$86,911	$108,005

MAGNACHIP SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

RECONCILIATION OF OPERATING LOSS FROM CONTINUING OPERATIONS TO ADJUSTED OPERATING LOSS FROM CONTINUING OPERATIONS

(In thousands of U.S. dollars)

(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2026	June 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
Operating loss– continuing operations	$(12,880)	$(9,976)	$(11,538)	$(30,026)	$(23,414)
Adjustments:
Equity-based compensation expense	2,366	1,019	123	4,028	1,967
Early termination and other charges	1,921	1,981	3,994	3,902	4,840
Adjusted Operating Loss– continuing operations	$(8,593)	$(6,976)	$(7,421)	$(22,096)	$(16,607)

We present Adjusted Operating Loss from continuing operations as a supplemental measure of our performance. We define Adjusted Operating Loss from continuing operations for the periods indicated as operating loss from continuing operations adjusted to exclude (i) Equity-based compensation expense and (ii) Early termination and other charges.

For the three months ended September 30, 2026, we recorded $1,921 thousand of other charges in our consolidated statement of operations, consisting of $601 thousand in tax-related charges and $1,320 thousand of costs associated with the electrical substation upgrade in our Gumi fabrication facility. For the nine months ended September 30, 2026, we recorded $3,902 thousand of other charges, which also included a $1,095 thousand customer goodwill payment related to a certain product, and $886 thousand of one-time employee incentives recorded in the first half of 2026.

For the three months ended September 30, 2025, we recorded $2,599 thousand of termination-related charges in connection with the voluntary resignation program and $1,395 thousand of certain executive separation benefits in our consolidated statement of operations. For the nine months ended September 30, 2025, we recorded $4,840 thousand of other charges, which also included $350 thousand of certain executive separation benefits and $496 thousand of one-time employee incentives recorded in the first half of 2025.

MAGNACHIP SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

RECONCILIATION OF LOSS FROM CONTINUING OPERATIONS TO ADJUSTED EBITDA FROM CONTINUING OPERATIONS AND ADJUSTED LOSS FROM CONTINUING OPERATIONS

(In thousands of U.S. dollars, except share data)

(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2026	June 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
Loss from continuing operations	$(13,286)	$(7,601)	$(10,609)	$(25,584)	$(5,457)
Adjustments:
Interest income	(893)	(949)	(1,255)	(2,905)	(4,117)
Interest expense	317	320	469	1,010	1,265
Income tax expense (benefit), net	4,871	(1,986)	(4,170)	977	(8,709)
Depreciation and amortization	2,943	2,750	3,204	8,570	9,561
EBITDA – continuing operations	(6,048)	(7,466)	(12,361)	(17,932)	(7,457)
Equity-based compensation expense	2,366	1,019	123	4,028	1,967
Foreign currency loss (gain), net	(1,811)	526	4,280	(1,170)	(6,112)
Derivative valuation loss (gain), net	76	(279)	—	(183)	51
Early termination and other charges	1,921	1,981	3,994	3,902	4,840
Adjusted EBITDA – continuing operations	$(3,496)	$(4,219)	$(3,964)	$(11,355)	$(6,711)
Loss from continuing operations	$(13,286)	$(7,601)	$(10,609)	$(25,584)	$(5,457)
Adjustments:
Equity-based compensation expense	2,366	1,019	123	4,028	1,967
Foreign currency loss (gain), net	(1,811)	526	4,280	(1,170)	(6,112)
Derivative valuation loss (gain), net	76	(279)	—	(183)	51
Early termination and other charges	1,921	1,981	3,994	3,902	4,840
Income tax effect on non-GAAP adjustments	2	(547)	1,822	(699)	(441)
Adjusted Loss – continuing operations	$(10,732)	$(4,901)	$(390)	$(19,706)	$(5,152)
Adjusted Loss – continuing operations per common share—
- Basic	$(0.29)	$(0.13)	$(0.01)	$(0.54)	$(0.14)
- Diluted	$(0.29)	$(0.13)	$(0.01)	$(0.54)	$(0.14)
Weighted average number of shares – basic	36,649,278	36,454,812	35,934,406	36,504,776	36,298,491
Weighted average number of shares – diluted	36,649,278	36,454,812	35,934,406	36,504,776	36,298,491

We present Adjusted EBITDA from continuing operations and Adjusted Loss from continuing operations as supplemental measures of our performance. We define Adjusted EBITDA from continuing operations for the periods indicated as EBITDA – continuing operations (as defined below), adjusted to exclude (i) Equity-based compensation expense, (ii) Foreign currency loss (gain), net, (iii) Derivative valuation loss (gain), net and (iv) Early termination and other charges. EBITDA – continuing operations for the periods indicated is defined as loss from continuing operations before interest income, interest expense, income tax expense (benefit), net and depreciation and amortization.

We prepare Adjusted Loss from continuing operations by adjusting loss from continuing operations to eliminate the impact of a number of non-cash expenses and other items that may be either one time or recurring that we do not consider to be indicative of our core ongoing operating performance. We believe that Adjusted Loss from continuing operations is particularly useful because it reflects the impact of our asset base and capital structure on our operating performance. We define Adjusted Loss from continuing operations for the periods as loss from continuing operations, adjusted to exclude (i) Equity-based compensation expense, (ii) Foreign currency loss (gain), net, (iii) Derivative valuation loss (gain), net, (iv) Early termination and other charges and (v) Income tax effect on non-GAAP adjustments.

For the three months ended September 30, 2026, we recorded $1,921 thousand of other charges in our consolidated statement of operations, consisting of $601 thousand in tax-related charges and $1,320 thousand of costs associated with the electrical substation upgrade in our Gumi fabrication facility. For the nine months ended September 30, 2026, we recorded $3,902 thousand of other charges, which also included a $1,095 thousand customer goodwill payment related to a certain product, and $886 thousand of one-time employee incentives recorded in the first half of 2026.

For the three months ended September 30, 2025, we recorded $2,599 thousand of termination-related charges in connection with the voluntary resignation program and $1,395 thousand of certain executive separation benefits in our consolidated statement of operations. For the nine months ended September 30, 2025, we recorded $4,840 thousand of other charges, which also included $350 thousand of certain executive separation benefits and $496 thousand of one-time employee incentives recorded in the first half of 2025.